Exhibit 4.8

Serve Robotics Inc. SHARES *** NUMBER *** INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE $0.0001 PAR VALUE COMMON STOCK CUSIP 81758H10 COMMO N STOCK THIS CERTIFIES THAT * SPECIMEN * Is The Owner of *** FULLY PAID AND NON - ASSESSABLE SHARES OF COMMON STOCK OF Serve Robotics Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: *** COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer By: AUTHORIZED SIGNATURE